As filed with the Securities and Exchange Commission on October 25, 1996
                                                     Registration No. 333-_____
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            XLCONNECT SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             PENNSYLVANIA                              23-2832796
     (State or Other Jurisdiction                   (I.R.S. Employer
         of Incorporation or                       Identification No.)
            Organization)

                             411 Eagleview Boulevard
                            Exton, Pennsylvania 19341
                                 (610) 458-5500
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                          1996 LONG-TERM INCENTIVE PLAN


                             Richard G. Ellenberger
                       President & Chief Executive Officer
                            XLConnect Solutions, Inc.
                             411 Eagleview Boulevard
                            Exton, Pennsylvania 19341
                     (Name and Address of Agent For Service)

                                 (610) 458-5500
          (Telephone Number, Including Area Code, of Agent for Service)


                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                  Proposed Maximum
     Title of Shares             Amount to be     Proposed Maximum Offering      Aggregate Offering          Amount of
     to be Registered             Registered          Price Per Share(1)             Price (1)            Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock                   1,495,000               $ 9.35                  $13,978,250              $ 4,236
($.01 par value)               1,089,250               $15.00                  $16,338,750              $ 4,952
                                 415,750               $28.63                  $11,902,923              $ 3,607
                               ---------                                       -----------              -------

---------------------------------------------------------------------------------------------------------------------------------
Total                          3,000,000                                       $42,219,923              $12,795
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), (i) the option exercise price with respect to outstanding options to purchase 1,495,000 shares,
         (ii) the option exercise price with respect to outstanding options to purchase 1,089,250 shares and (iii) the average of the high and low prices per share of the registrant's Common Stock on the Nasdaq National Market on October 23, 1996 with respect to the remaining aggregate of 415,750 shares subject to future grant, under the 1996 Long-Term Incentive Plan.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1996 Long-Term Incentive Plan which is described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents which have been filed by XLConnect Solutions, Inc. ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

                (a) the Prospectus of the Company filed on October 17, 1996 which forms a part of the Company's Registration Statement on Form S-1 (Reg. No. 333-08735); and

                (b) the description of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A, dated September 16, 1996, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.

        The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.


Item 5. Interests of Named Experts and Counsel.

        The validity of the Common Stock registered hereunder has been passed upon for the Company by John E. Royer, Jr., Vice President and General Counsel of the Company. Mr. Royer beneficially owns 779 shares of Common Stock of the Company and options to purchase 25,000 shares of Common Stock of the Company, none of which are currently vested and exercisable.

Item 6. Indemnification of Directors and Officers.

         Sections 513 and 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") and the Company's By-Laws provide for indemnification of the Company's directors and officers and certain other persons. Under Sections 1741-1750 of the BCL, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. As permitted under Section 1741-1750 of the BCL and the Company's By-Laws provide that the Company shall, in the case of directors and officers, and may, in the case of employees and agents, indemnify any such person who is or was a party (other than a party acting on his or her own behalf) or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving as an employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she met certain requisite standards of conduct. In all such cases, the Company shall indemnify any such person against all such expenses actually and reasonably incurred by him or her in connection with any such action to the extent that such person has been successful on the merits or otherwise in defense of any such action. The indemnification provisions of the Company's By-Laws are non-exclusive.

          The Company intends to procure insurance, which would afford officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities under the Securities Act of 1933 (the "Act"). The Company and its officers and directors currently rely on directors' and officers' liability coverage of the Company's parent, Intelligent Electronics, Inc.

Item 7. Exemption from Registration Claimed.

        No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

         Exhibit No.                Description

           5                        Opinion of John E. Royer, Jr., Esquire

          23.1                      Consent of Independent Accountants

          23.2                      Consent of John E. Royer, Jr., Esquire
                                    (Included in Exhibit 5)

          24                        Power of Attorney (See pages 5-6)


Item 9. Undertakings

        The undersigned registrant hereby undertakes as follows:

                (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement; and

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                        provided, however, that paragraphs (i) and (ii) above do
                not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

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        (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on this 22nd day of October, 1996.


                      XLCONNECT SOLUTIONS, INC.


                      By: /s/ Richard G. Ellenberger
                          --------------------------
                          Richard G. Ellenberger
                          President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard D. Sanford, Richard G. Ellenberger and Barry M. Abelson, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




         Signature                Title                       Date
         ---------                -----                       ----


/s/ Richard D. Sanford             Chairman of the           October 22, 1996
--------------------------         Board
Richard D. Sanford

/s/ Richard G. Ellenberger         Chief Executive           October 22, 1996
--------------------------         Officer and
Richard G. Ellenberger             President; Director
                                   (principal executive
                                   officer)

/s/ Stephanie D. Cohen             Chief Financial           October 22, 1996
----------------------             Officer, Vice
Stephanie D. Cohen                 President, Finance
                                   (principal financial
                                   officer and
                                   principal accounting
                                   officer)


/s/ Barry M. Abelson               Director                  October 22, 1996
--------------------------
Barry M. Abelson

/s/ J.B. Doherty                   Director                  October 22, 1996
--------------------------
J.B. Doherty

/s/ William E. Johnson             Director                  October 18, 1996
--------------------------
William E. Johnson

/s/ John A. Porter                 Director                  October 22, 1996
--------------------------
John A. Porter

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                                  EXHIBIT INDEX


 Exhibit No.       Description
 -----------       -----------

   5               Opinion of John E. Royer, Jr., Esquire

  23.1             Consent of Independent Accountants

  23.2             Consent of John E. Royer, Jr., Esquire (Included in
                   Exhibit 5)

  24               Power of Attorney (See pages 5-6)

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